                                                                     EX-4.1


                           THE SUMITOMO BANK, LIMITED
                                 NEW YORK BRANCH
                                 277 PARK AVENUE
                              NEW YORK, N.Y. 10172
                                     -------
                                 (212) 224-4000
May 28, 1997


Ms. Katherine M. Weien,
Director of Finance
Embassy Suites, Inc.
(Harrah's Entertainment, Inc.)
1023 Cherry Road
Memphis, TN 38117-5423
Telephone:  901-762-8838
Telefax:  901-762-8998

Re: Termination Agreement dated as of May 28, 1997 between The Sumitomo Bank, Limited, acting through its New York Branch (`SBL-NY') and Harrah's Operating Company, Inc., formerly known as Embassy Suites, Inc.("Harrah's") (SBL-NY Ref. No 100513)

Dear Ms. Weien:

This letter agreement confirms the termination of the Swap Transaction between SBL-NY and Harrah's having a Trade Date of October 22, 1992 with a Notional Amount of USD 50,000,000.00 and an original Termination Date of October 15, 1997 (the "Original Swap"). A copy of the Confirmation evidencing the Original Swap is annexed hereto as Exhibit A. This letter agreement constitutes a Confirmation under the Interest Rate and Currency Exchange Agreement dated as of October 22, 1992 between The Sumitomo Bank, Limited, New York Branch and Embassy Suites, Inc. (the "Agreement"), and it supplements, forms a part of, and is subject to such Agreement. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Agreement.

1. Termination of Original Swap. The Original Swap and the rights and obligations of SBL-NY and Harrah's in respect thereof arising after May 28, 1997 (the "Effective Termination Date") are terminated. The Agreement and all other Swap Transactions between SBL-NY and Harrah's shall remain in full force and effect, except as set forth therein.




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2.       Payments.  In consideration of the parties agreement to terminate the
         Original Swap, SBL-NY shall pay USD 7,060.56 to Harrah's on May 29, 1997 in immediately available funds as follows:

Payments to Harrah's of USD amounts:

Depository:                         First Tennessee Bank
Address:                            Memphis, TN ABA 084000026
In Favor Of:                        Embassy Suites, Inc.
Account No.                         841900

3. Representations and Warranties. Each party, with respect to itself, represents and warrants to the other party that: (i) it has the authority to enter into and perform this Termination Agreement; (ii) it has performed all actions and obtained all consents necessary to be performed and obtained by it in respect hereof; (iii) the officer who signed this Termination Agreement is a duly elected or appointed officer of the party, authorized to act on behalf of such party in respect hereof; (iv) it has not transferred or assigned (outright or as collateral security) any or all of its interests or obligations in respect of the Original Swap; and (v) no Event of Default or Potential Event of Default with respect to it or any of its Specified Entities has occurred and is continuing as of the date hereof or will have occurred and be continuing as of the Effective Termination Date.
4. Governing Law. This Termination Agreement is governed by and shall be construed in accordance with the laws of the State of New York without reference to choice of law doctrine.
5. Counterparts. This Termination Agreement may be executed in counterparts, each of which shall be deemed to be an original, and signatures evidenced by facsimile transmission shall be deemed effective as an original.
6. Complete Agreement. This Termination Agreement constitutes the entire agreement and understanding of the parties in respect of the termination of the Original Swap as of the Effective Date.














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Please acknowledge receipt of this Termination  Agreement and your acceptance of the terms, stated herein by returning (i) a signed, facsimile copy hereof to SBL-NY at facsimile number (212) 593-9522, and (ii) one originally executed copy of the Termination Agreement which is being sent to you in duplicate via regular mail.

                                             Very truly yours,

                                             The Sumitomo Bank, Limited,
                                                New York Branch

                                             By:      /s/Suresh S. Tata
                                                      ---------------------
                                             Name:     Suresh S. Tata
                                             Title:    Senior Vice President

ACCEPTED AND CONFIRMED:

Harrah's Operating Company, Inc.


By:      /s/Charles L. Atwood
         -----------------------
Name:
Title:
























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                                    EXHIBIT A
                                  CONFIRMATION
Date:    October 22, 1992

To:      Embassy Suites, Inc.
         Carol Champion
         1023 Cherry Road
         Memphis, TN 38117

From:    Mr. Tokuhiko Ieki
         The Sumitomo Bank, Limited,
         New York Branch
         One World Trade Center
         Suite 9651
         New York, NY 10048
         Telephone:  212-323-0346
         Telefax:  212-524-0612

Re: USD 50,000,000.00 Swap Transaction, dated as of October 22, 1992 between The Sumitomo Bank, Limited, acting through its New York Branch ("Party A") and Embassy Suites, Inc. ("Party B").

Sumitomo Bank, Limited, New York Branch Reference Number:  100513

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between The Sumitomo Bank, Limited, New York Branch and Embassy Suites, Inc. on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Interest Rate and Currency Exchange Agreement specified below. This document supersedes all previous confirmations and amendments with respect to the above referenced transaction.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.), without regard to any revision or subsequent edition thereof, are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.       ISDA AGREEMENT:

This Confirmation supplements, forms a part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of October 22, 1992 and the accompanying schedule dated as of October 22, 1992 (the "Agreement"), between The Sumitomo Bank, Limited, New York Branch and Embassy Suites, Inc.. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

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2.       TERMS OF SWAP TRANSACTION:

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:                            USD 50,000,000.00

Trade Date:                                 October 22, 1992

Effective Date:                             October 26, 1992

Termination Date:                           October 15, 1997

FIXED AMOUNTS:                              (PARTY A)

Fixed Rate Payer:                           Sumitomo Bank, Limited,
                                            New York Branch

Fixed Rate Payer Payment Dates:             April 15, October 15, in
                                            each year from and including
                                            April 15,  1993  to  and
                                            including  October 15, 1997;
                                            subject to  adjustment  in
                                            accordance with the
                                            Modified Following Business
                                            Day Convention with No
                                            Adjustment for Period End
                                            Dates

Fixed Rate:                                 6.13% (percent) per annum

Fixed Rate Day Count Fraction:              30/360

FLOATING AMOUNTS:                           (PARTY B)

Floating Rate Payer:                        Embassy Suites, Inc.

Floating Rate Payer Payment Dates:          April 15, October 15, in each
                                            year from  and including April
                                            15,  1993  to and including
                                            October 15, 1997; subject to
                                            adjustment in accordance with
                                            the Modified Following
                                            Business Day Convention

Floating Rate for Initial                   3.5625% (percent) per annum
Calculation Period:


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Floating Rate Option:                       USD-LIBOR-BBA

Designated Maturity:                        6 Months

Spread:                                     Inapplicable

Floating Rate Day Count Fraction:           Actual/360

Reset Dates:                                First day of each Calculation
                                            Period

Compounding:                                Inapplicable

Business Days For Payments By               New York and London
Both Parties:

3.       CREDIT SUPPORT DOCUMENTS           Inapplicable

4.       PAYMENT INSTRUCTIONS:

Payments to Sumitomo Bank, Limited, New York Branch of USD amounts:

Depository:                                 Morgan Guaranty Trust Co.
                                            of New York Branch
Address:                                    New York, NY
In Favor Of:                                Sumitomo Bank, Limited
                                            New York
Account No.:                                631-28-256

Payments to Embassy Suites Inc. of USD amounts:

Depository:       First Tennessee Bank
Address:          Memphis, TN  ABA 084000026
In Favor Of:      Embassy Suites, Inc.
Account No.:      841900
Attention:        Josh Hirsberg

Please confirm that the foregoing correctly sets forth the terms of the agreement between you and us by executing this Confirmation and returning it to the documentation contact above.

Yours Sincerely,

Sumitomo Bank, Limited, New York Branch

By:      /s/Eiji Sumino
         ------------------------


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Confirmed as of the date first written above:

Embassy Suites, Inc.

By:      /s/William S. McCalmont
         -------------------------
         William S. McCalmont
         Vice President and Treasurer









































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